UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 5, 2014

UNIFI, INC.

(Exact name of registrant as specified in its charter)

New York (State or Other Jurisdiction of Incorporation)	1-10542 (Commission File Number)	11-2165495 (IRS Employer Identification No.)

7201 West Friendly Avenue Greensboro, North Carolina (Address of Principal Executive Offices)		27410 (Zip Code)

Registrant’s telephone number, including area code: (336) 294-4410

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.     REGULATION FD DISCLOSURE

William L. Jasper, Chairman and Chief Executive Officer, R. Roger Berrier, Jr., President and Chief Operating Officer, and James M. Otterberg, Vice President and Chief Financial Officer, of the Registrant are scheduled to provide an investor presentation to registered participants starting at 1:00 p.m. Eastern Time on Thursday, November 6, 2014 at the New York Stock Exchange in New York City. The slide package prepared for use by the executives for the presentation is furnished herewith as Exhibit 99.1. All of the information therein is being presented as of November 6, 2014, except for information for which an earlier date is indicated. In any event, the Registrant does not assume any obligation to update such information in the future.

A press release relating to the investor presentation, containing registration and dial-in information to participate, was issued by the Registrant on November 5, 2014, updating a previous announcement of the event made on September 29, 2014. That press release is furnished herewith as Exhibit 99.2.

The information included in the preceding paragraphs, as well as the exhibits referenced therein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS

(d)         Exhibits.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

99.1	Slide Package prepared for use in connection with the Registrant’s investor presentation on November 6, 2014.
99.2	Press Release containing information for participation in the Registrant’s investor presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIFI, INC.

By: /S/ W. RANDY EADDY
W. Randy Eaddy
General Counsel

Dated: November 5, 2014

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

99.1	Slide Package prepared for use in connection with the Registrant’s investor presentation on November 6, 2014.
99.2	Press Release containing information for participation in the Registrant’s investor presentation.